Exhibit 3.E

SECOND AMENDMENT TO
HEADS OF TERMS

THIS SECOND AMENDMENT TO HEADS OF TERMS (the “Amendment”) is entered into effective as of August 17, 2011 (the “Effective Date”), among Retail & Restaurant Growth Capital, L.P. (“RRGC”), Stratford Capital Partners, L.P. (“Stratford”), and TLL Partners, L.L.C. (“TLLP”).

RECITALS

WHEREAS, the parties entered into that certain Heads of Terms, dated as of August 11, 2011,  among RRGC, Stratford, and TLLP (the “Heads of Terms”);

WHEREAS, the parties entered into that certain Amendment to Heads of Terms, dated as of August 16, 2011, pursuant to which the Exchange Date (as defined in the Heads of Terms) was extended from August 16, 2011 to August 17, 2011; and

WHEREAS, the parties now desire to amend the Heads of Terms to extend the Exchange Date (as defined in the Heads of Terms) from August 17, 2011 to August 18, 2011.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, the parties hereto agree as follows:

The “Exchange Date” set forth in the Heads of Terms is hereby amended to be August 18, 2011.

[Signature page follows.]

Executed by the parties hereto to be effective and binding as of the date first set forth above.

RRGC:

RETAIL & RESTAURANT GROWTH CAPITAL, L.P.

By: Retail & Restaurant Growth Partners, its general partner

By:Retail & Restaurant Growth Management, Inc., its general partner

By
Name: Joseph L. Harberg
Title: President

STRATFORD:

STRATFORD CAPITAL PARTNERS, L.P.

By: Stratford Capital GP Associates L.P., its general partner

By:Stratford Capital Corporation, its general partner

By
Name: David W. Knickel
Title: Vice President

Signature Page to
Second Amendment to Heads of Terms

TLLP:

TLL PARTNERS, L.L.C.

By
Name:
Title:

ROBERT MCMURREY

Robert McMurrey

Signature Page to
Second Amendment to Heads of Terms
(cont.)